EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Third Quarter of 2018

BIRMINGHAM, Ala., Oct. 17, 2018 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter and nine months ended September 30, 2018.

Third Quarter 2018 Highlights:

  Deposits grew 27% during the quarter on an annualized basis
  Loans grew 15% during the quarter on an annualized basis
  Net income of $34.6 million for the third quarter of 2018 compared to $25.3 million in the third quarter of 2017, a 37% increase
  Diluted EPS of $0.64 for the third quarter of 2018 compared to $0.47 for the third quarter of 2017, a 36% increase
  Net income topped $100 million through the first nine months of 2018, and is up 40% over the same period in 2017

Tom Broughton, President and CEO, said, “We are very pleased with the strong growth in loans, deposits and new accounts in the third quarter and on a year-to-date basis.”  Bud Foshee, CFO, added, “Our strong financial condition continued to improve in the quarter with the improved efficiency ratio and strong asset quality.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)
	Period Ending September 30, 2018	Period Ending June 30, 2018	% Change From Period Ending June 30, 2018 to Period Ending September 30, 2018	Period Ending September 30, 2017	% Change From Period Ending September 30, 2017 to Period Ending September 30, 2018
QUARTERLY OPERATING RESULTS
Net Income	$34,560	$33,540	3%	$25,259	37%
Net Income Available to Common Stockholders	$34,560	$33,509	3%	$25,259	37%
Diluted Earnings Per Share	$0.64	$0.62	3%	$0.47	36%
Return on Average Assets	1.87%	1.91%		1.55%
Return on Average Common Stockholders' Equity	20.42%	20.89%		17.28%
Average Diluted Shares Outstanding	54,191,222	54,196,023		54,099,672

YEAR-TO-DATE OPERATING RESULTS
Net Income	$100,703			$71,942	40%
Net Income Available to Common Stockholders	$100,672			$71,911	40%
Diluted Earnings Per Share	$1.86			$1.33	40%
Return on Average Assets	1.90%			1.52%
Return on Average Common Stockholders' Equity	20.88%			17.24%
Average Diluted Shares Outstanding	54,190,244			54,111,208

BALANCE SHEET
Total Assets	$7,517,833	$7,084,562	6%	$6,712,103	12%
Loans	6,363,531	6,129,649	4%	5,628,765	13%
Non-interest-bearing Demand Deposits	1,504,447	1,481,447	2%	1,405,965	7%
Total Deposits	6,505,351	6,085,682	7%	5,796,901	12%
Stockholders' Equity	681,510	655,114	4%	590,213	15%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $34.6 million for the quarter ended September 30, 2018, compared to net income and net income available to common stockholders of $25.3 million for the same quarter in 2017.  Basic and diluted earnings per common share were $0.65 and $0.64, respectively, for the third quarter of 2018, compared to $0.48 and $0.47, respectively, for the third quarter of 2017.

Return on average assets was 1.87% and return on average common stockholders’ equity was 20.42% for the third quarter of 2018, compared to 1.55% and 17.28%, respectively, for the third quarter of 2017.

Net interest income was $66.9 million for the third quarter of 2018, compared to $64.5 million for the second quarter of 2018 and $58.4 million for the third quarter of 2017.  The net interest margin in the third quarter of 2018 was 3.77% compared to 3.82% in the second quarter of 2018 and 3.77% in the third quarter of 2017.  Linked quarter increases in average rates paid on deposits in excess of increased average yields on loans drove unfavorable mix change, while increases in average balances in loans, non-interest bearing deposits and equity drove favorable volume change and overall change.

Average loans for the third quarter of 2018 were $6.23 billion, an increase of $244.8 million, or 4%, over average loans of $5.99 billion for the second quarter of 2018, and an increase of $792.9 million, or 15%, over average loans of $5.44 billion for the third quarter of 2017.

Average total deposits for the third quarter of 2018 were $6.33 billion, an increase of $296.0 million, or 5%, over average total deposits of $6.04 billion for the second quarter of 2018, and an increase of $801.6 million, or 15%, over average total deposits of $5.53 billion for the third quarter of 2017.

Non-performing assets to total assets were 0.27% for the third quarter of 2018, a decrease of one basis point compared to 0.28% for both the second quarter of 2018 and third quarter of 2017, respectively.  Net credit charge-offs to average loans were 0.25%, a 12 basis point increase compared to 0.13% for the second quarter of 2018 and a 15 basis point increase compared to 0.10% for the third quarter of 2017.  The increase in net credit charge-offs for the third quarter was primarily attributable to a $3.0 million charge-off on one commercial relationship.  Year-to-date net credit charge-offs to average loans were 0.16%, a three basis point decrease compared to 0.19% for the same period in 2017.  We recorded a $6.6 million provision for loan losses in the third quarter of 2018 compared to $4.1 million in the second quarter of 2018 and $4.8 million in the third quarter of 2017.  The allowance for loan loss as a percentage of total loans was 1.05% at September 30, 2018 compared to 1.05% at June 30, 2018 and 1.04% at September 30, 2017.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income increased $801,000 during the third quarter of 2018, or 17%, compared to the third quarter of 2017.  Deposit service charges increased $128,000 in the third quarter of 2018, or 9%, compared to the third quarter of 2017.  The number of transaction deposit accounts increased approximately 9% from September 30, 2017 to September 30, 2018, and the amount of overdraft fees increased $74,000, or 18%, from the third quarter of 2017 to the third quarter of 2018.  Credit card revenue increased $689,000, or 60%, to $1.8 million during the third quarter of 2018, compared to $1.1 million during the third quarter of 2017, driven by increased numbers of accounts and increased purchases per account.

Non-interest expense for the third quarter of 2018 increased $1.7 million, or 8%, to $23.2 million from $21.5 million in the third quarter of 2017, and decreased $860,000, or 4%, on a linked quarter basis.  Salary and benefit expense for the third quarter of 2018 increased $642,000, or 5%, to $13.1 million from $12.4 million in the third quarter of 2017, and was unchanged on a linked quarter basis.  The number of FTE employees increased from 438 at September 30, 2017 to 456 at September 30, 2018, or 4%.  Equipment and occupancy expense increased $246,000, or 13%, to $2.2 million in the third quarter of 2018, from $1.9 million in the third quarter of 2017.  Other operating expense for the third quarter of 2018 increased $594,000, or 11%, to $6.1 million from $5.5 million in the third quarter of 2017.  The efficiency ratio improved to 31.95% during the third quarter of 2018 from 34.02% during the third quarter of 2017 and from 34.31% on a linked quarter basis.

Income tax expense decreased $3.5 million, or 30%, to $8.1 million in the third quarter of 2018, compared to $11.6 million in the third quarter of 2017.  Lower corporate income tax rates resulting from the passage of the Tax Cuts and Jobs Act in December 2017 has resulted in lower effective tax rates.  We also recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the third quarter of 2018 and 2017 of $543,000 and $757,000, respectively.  Our effective tax rate for the third quarter of 2018 and 2017 was 19.0% and 31.5%, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	At September 30, 2018	At June 30, 2018	At March 31, 2018	At December 31, 2017	At September 30, 2017
Book value per share - GAAP	$12.81	$12.33	$11.84	$11.47	$11.14
Total common stockholders' equity - GAAP	681,510	655,114	629,297	607,604	590,213
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,517	14,584	14,652	14,719	14,787
Tangible common stockholders' equity - non-GAAP	$666,993	$640,530	$614,645	$592,885	$575,426
Tangible book value per share - non-GAAP	$12.54	$12.05	$11.56	$11.19	$10.86

Stockholders' equity to total assets - GAAP	9.07%	9.25%	8.98%	8.58%	8.79%
Total assets - GAAP	$7,517,833	$7,084,562	$7,011,735	$7,082,384	$6,712,103
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,517	14,584	14,652	14,719	14,787
Total tangible assets - non-GAAP	$7,503,316	$7,069,978	$6,997,083	$7,067,665	$6,697,316
Tangible common equity to total tangible assets - non-GAAP	8.89%	9.06%	8.78%	8.39%	8.59%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com  or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017
CONSOLIDATED STATEMENT OF INCOME
Interest income	$84,058	$78,396	$74,009	$72,060	$67,641
Interest expense	17,195	13,874	11,573	10,652	9,245
Net interest income	66,863	64,522	62,436	61,408	58,396
Provision for loan losses	6,624	4,121	4,139	9,055	4,803
Net interest income after provision for loan losses	60,239	60,401	58,297	52,353	53,593
Non-interest income	5,591	5,459	4,869	4,905	4,790
Non-interest expense	23,150	24,010	23,512	21,255	21,497
Income before income tax	42,680	41,850	39,654	36,003	36,886
Provision for income tax	8,120	8,310	7,051	14,853	11,627
Net income	34,560	33,540	32,603	21,150	25,259
Preferred stock dividends	-	31	-	31	-
Net income available to common stockholders	$34,560	$33,509	$32,603	$21,119	$25,259
Earnings per share - basic	$0.65	$0.63	$0.61	$0.40	$0.48
Earnings per share - diluted	$0.64	$0.62	$0.60	$0.39	$0.47
Average diluted shares outstanding	54,191,222	54,196,023	54,183,400	54,161,788	54,099,672

CONSOLIDATED BALANCE SHEET DATA
Total assets	$7,517,833	$7,084,562	$7,011,735	$7,082,384	$6,712,103
Loans	6,363,531	6,129,649	5,928,327	5,851,261	5,628,765
Debt securities	578,271	583,799	560,885	538,330	522,724
Non-interest-bearing demand deposits	1,504,447	1,481,447	1,407,592	1,440,326	1,405,965
Total deposits	6,505,351	6,085,682	5,977,387	6,091,674	5,796,901
Borrowings	64,657	64,648	64,739	64,832	54,975
Stockholders' equity	$681,510	$655,114	$629,297	$607,604	$590,213

Shares outstanding	53,197,807	53,150,733	53,147,169	52,992,586	52,970,310
Book value per share	$12.81	$12.33	$11.84	$11.47	$11.14
Tangible book value per share (1)	$12.54	$12.05	$11.56	$11.19	$10.86

SELECTED FINANCIAL RATIOS
Net interest margin	3.77%	3.82%	3.81%	3.66%	3.77%
Return on average assets	1.87%	1.91%	1.91%	1.20%	1.55%
Return on average common stockholders' equity	20.42%	20.89%	21.40%	13.97%	17.28%
Efficiency ratio	31.95%	34.31%	34.93%	32.05%	34.02%
Non-interest expense to average earning assets	1.30%	1.42%	1.43%	1.26%	1.38%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.08%	10.08%	9.88%	9.51%	9.60%
Tier 1 capital to risk-weighted assets	10.09%	10.08%	9.88%	9.52%	9.61%
Total capital to risk-weighted assets	12.05%	12.10%	11.91%	11.52%	11.51%
Tier 1 capital to average assets	9.28%	9.21%	8.95%	8.51%	8.91%
Tangible common equity to total tangible assets (1)	8.89%	9.06%	8.78%	8.39%	8.59%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2018	September 30, 2017	% Change
ASSETS
Cash and due from banks	$77,692	$79,431	(2)%
Interest-bearing balances due from depository institutions	59,096	86,719	(32)%
Federal funds sold	229,033	182,841	25%
Cash and cash equivalents	365,821	348,991	5%
Available for sale debt securities, at fair value	578,021	435,325	33%
Held to maturity debt securities (fair value of $250 and $89,329 at
September 30, 2018 and 2017, respectively)	250	87,399	(100)%
Restricted equity securities	889	1,038	(14)%
Mortgage loans held for sale	5,277	4,971	6%
Loans	6,363,531	5,628,765	13%
Less allowance for loan losses	(66,879)	(58,459)	14%
Loans, net	6,296,652	5,570,306	13%
Premises and equipment, net	57,882	55,104	5%
Goodwill and other identifiable intangible assets	14,517	14,787	(2)%
Other assets	198,523	194,182	2%
Total assets	$7,517,833	$6,712,103	12%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,504,447	$1,405,965	7%
Interest-bearing	5,000,904	4,390,936	14%
Total deposits	6,505,351	5,796,901	12%
Federal funds purchased	246,094	254,880	(3)%
Other borrowings	64,657	54,975	18%
Other liabilities	20,221	15,134	34%
Total liabilities	6,836,323	6,121,890	12%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
September 30, 2018 and September 30, 2017	-	-	-%
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,197,807 shares issued and outstanding at September 30, 2018, and 52,970,310 shares issued and outstanding
at September 30, 2017	53	53	-%
Additional paid-in capital	218,062	217,483	-%
Retained earnings	472,681	371,127	27%
Accumulated other comprehensive (loss) income	(9,788)	1,048	N/M
Noncontrolling interest	502	502	-%
Total stockholders' equity	681,510	590,213	15%
Total liabilities and stockholders' equity	$7,517,833	$6,712,103	12%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Interest income:
Interest and fees on loans	$78,991	$63,857	$222,285	$179,325
Taxable securities	3,276	2,288	9,148	6,649
Nontaxable securities	583	729	1,862	2,246
Federal funds sold	892	379	2,137	1,185
Other interest and dividends	316	388	1,031	1,291
Total interest income	84,058	67,641	236,463	190,696
Interest expense:
Deposits	15,210	7,574	36,545	19,877
Borrowed funds	1,985	1,671	6,097	4,804
Total interest expense	17,195	9,245	42,642	24,681
Net interest income	66,863	58,396	193,821	166,015
Provision for loan losses	6,624	4,803	14,884	14,170
Net interest income after provision for loan losses	60,239	53,593	178,937	151,845
Non-interest income:
Service charges on deposit accounts	1,595	1,467	4,833	4,203
Mortgage banking	789	978	2,096	2,941
Credit card income	1,838	1,149	5,172	3,517
Securities gains	186	-	190	-
Increase in cash surrender value life insurance	787	825	2,350	2,334
Other operating income	396	371	1,278	1,146
Total non-interest income	5,591	4,790	15,919	14,141
Non-interest expense:
Salaries and employee benefits	13,070	12,428	39,464	36,172
Equipment and occupancy expense	2,193	1,947	6,260	6,452
Professional services	853	805	2,582	2,384
FDIC and other regulatory assessments	675	810	2,967	2,888
Other real estate owned expense	289	31	765	163
Other operating expense	6,070	5,476	18,634	16,580
Total non-interest expense	23,150	21,497	70,672	64,639
Income before income tax	42,680	36,886	124,184	101,347
Provision for income tax	8,120	11,627	23,481	29,405
Net income	34,560	25,259	100,703	71,942
Dividends on preferred stock	-	-	31	31
Net income available to common stockholders	$34,560	$25,259	$100,672	$71,911
Basic earnings per common share	$0.65	$0.48	$1.89	$1.36
Diluted earnings per common share	$0.64	$0.47	$1.86	$1.33

LOANS BY TYPE (UNAUDITED)
(In thousands)

	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017
Commercial, financial and agricultural	$2,478,788	$2,345,879	$2,329,904	$2,279,366	$2,223,910
Real estate - construction	543,611	522,788	506,050	580,874	467,838
Real estate - mortgage:
Owner-occupied commercial	1,430,111	1,383,882	1,349,679	1,328,666	1,323,383
1-4 family mortgage	610,460	584,133	581,498	603,063	593,180
Other mortgage	1,236,954	1,225,906	1,099,482	997,079	962,690
Subtotal: Real estate - mortgage	3,277,525	3,193,921	3,030,659	2,928,808	2,879,253
Consumer	63,607	67,061	61,714	62,213	57,764
Total loans	$6,363,531	$6,129,649	$5,928,327	$5,851,261	$5,628,765

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017
Allowance for loan losses:
Beginning balance	$64,239	$62,050	$59,406	$58,459	$55,059
Loans charged off:
Commercial, financial and agricultural	3,923	1,732	1,088	7,064	924
Real estate - construction	-	-	-	-	16
Real estate - mortgage	48	440	381	1,134	550
Consumer	76	47	88	137	65
Total charge offs	4,047	2,219	1,557	8,335	1,555
Recoveries:
Commercial, financial and agricultural	52	173	4	64	67
Real estate - construction	4	97	7	126	12
Real estate - mortgage	1	2	42	26	59
Consumer	6	15	9	11	14
Total recoveries	63	287	62	227	152
Net charge-offs	3,984	1,932	1,495	8,108	1,403
Provision for loan losses	6,624	4,121	4,139	9,055	4,803
Ending balance	$66,879	$64,239	$62,050	$59,406	$58,459

Allowance for loan losses to total loans	1.05%	1.05%	1.05%	1.02%	1.04%
Allowance for loan losses to total average
loans	1.07%	1.07%	1.05%	1.04%	1.07%
Net charge-offs to total average loans	0.25%	0.13%	0.10%	0.56%	0.10%
Provision for loan losses to total average
loans	0.42%	0.28%	0.29%	0.63%	0.35%
Nonperforming assets:
Nonaccrual loans	$9,153	$8,022	$9,271	$10,765	$12,356
Loans 90+ days past due and accruing	5,714	6,081	678	60	2,506
Other real estate owned and
repossessed assets	5,714	5,937	5,748	6,701	3,888
Total	$20,581	$20,040	$15,697	$17,526	$18,750

Nonperforming loans to total loans	0.23%	0.23%	0.17%	0.19%	0.26%
Nonperforming assets to total assets	0.27%	0.28%	0.22%	0.25%	0.28%
Nonperforming assets to earning assets	0.28%	0.29%	0.23%	0.25%	0.29%
Reserve for loan losses to nonaccrual loans	730.68%	800.79%	669.29%	551.84%	473.12%

Restructured accruing loans	$15,495	$15,572	$15,838	$16,919	$12,700

Restructured accruing loans to total loans	0.24%	0.25%	0.27%	0.29%	0.23%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017
Beginning balance:	$17,257	$18,792	$20,572	$16,354	$16,370
Additions	100	-	-	4,233	-
Net (paydowns) / advances	(177)	(267)	(1,080)	(15)	(16)
Charge-offs	(596)	(1,268)	(700)	-	-
	$16,584	$17,257	$18,792	$20,572	$16,354

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017
Interest income:
Interest and fees on loans	$78,991	$73,620	$69,674	$67,357	$63,857
Taxable securities	3,276	3,127	2,745	2,468	2,288
Nontaxable securities	583	623	656	702	729
Federal funds sold	892	694	551	508	379
Other interest and dividends	316	332	383	1,025	388
Total interest income	84,058	78,396	74,009	72,060	67,641
Deposits	15,210	11,714	9,621	8,954	7,574
Borrowed funds	1,985	2,160	1,952	1,698	1,671
Total interest expense	17,195	13,874	11,573	10,652	9,245
Net interest income	66,863	64,522	62,436	61,408	58,396
Provision for loan losses	6,624	4,121	4,139	9,055	4,803
Net interest income after provision for loan losses	60,239	60,401	58,297	52,353	53,593
Service charges on deposit accounts	1,595	1,653	1,585	1,499	1,467
Mortgage banking	789	789	518	894	978
Credit card income	1,838	1,756	1,578	1,298	1,149
Securities gains	186	-	4	-	-
Increase in cash surrender value life insurance	787	786	777	797	825
Other operating income	396	475	407	417	371
Total non-interest income	5,591	5,459	4,869	4,905	4,790
Salaries and employee benefits	13,070	13,098	13,296	11,432	12,428
Equipment and occupancy expense	2,193	2,113	1,954	1,566	1,947
Professional services	853	924	805	833	805
FDIC and other regulatory assessments	675	1,159	1,133	1,030	810
Other real estate owned expense	289	160	316	160	31
Other operating expense	6,070	6,556	6,008	6,234	5,476
Total non-interest expense	23,150	24,010	23,512	21,255	21,497
Income before income tax	42,680	41,850	39,654	36,003	36,886
Provision for income tax	8,120	8,310	7,051	14,853	11,627
Net income	34,560	33,540	32,603	21,150	25,259
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$34,560	$33,509	$32,603	$21,119	$25,259
Basic earnings per common share	$0.65	$0.63	$0.61	$0.40	$0.48
Diluted earnings per common share	$0.64	$0.62	$0.60	$0.39	$0.47

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	3rd Quarter 2018		2nd Quarter 2018		1st Quarter 2018		4th Quarter 2017		3rd Quarter 2017
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$6,203,372	5.03%	$5,958,377	4.94%	$5,847,443	4.81%	$5,680,227	4.68%	$5,407,109	4.66%
Tax-exempt (2)	30,005	3.94	30,246	3.94	36,357	4.06	36,992	4.95	33,357	5.17
Total loans, net of
unearned income	6,233,377	5.03	5,988,623	4.93	5,883,800	4.80	5,717,219	4.68	5,440,466	4.66
Mortgage loans held for sale	3,538	4.15	3,770	4.26	3,698	4.50	6,199	3.52	4,862	3.51
Debt securities:
Taxable	482,571	2.72	475,777	2.63	435,747	2.52	406,488	2.43	385,431	2.37
Tax-exempt (2)	105,592	2.45	112,145	2.60	120,270	2.56	128,201	3.27	131,478	3.34
Total securities (3)	588,163	2.67	587,922	2.62	556,017	2.53	534,689	2.63	516,909	2.62
Federal funds sold	163,453	2.17	141,915	1.96	131,472	1.70	143,905	1.40	111,175	1.35
Restricted equity securities	993	2.80	1,022	1.18	1,030	1.57	1,030	1.93	1,030	3.47
Interest-bearing balances with banks	61,867	1.98	73,714	1.79	96,012	1.60	310,289	1.31	118,510	1.27
Total interest-earning assets	$7,051,391	4.74%	$6,796,966	4.64%	$6,672,029	4.51%	$6,713,331	4.29%	$6,192,952	4.37%
Non-interest-earning assets:
Cash and due from banks	76,800		68,190		68,309		68,444		65,457
Net premises and equipment	58,873		59,262		59,709		57,320		54,727
Allowance for loan losses, accrued
interest and other assets	127,850		129,585		140,558		149,636		151,786
Total assets	$7,314,914		$7,054,003		$6,940,605		$6,988,731		$6,464,922

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$819,807	0.67%	$827,540	0.56%	$899,311	0.52%	$899,334	0.46%	$800,437	0.42%
Savings	53,835	0.52	54,842	0.34	53,269	0.31	49,697	0.31	48,313	0.30
Money market	3,305,293	1.33	3,089,595	1.10	3,027,176	0.90	3,065,298	0.80	2,774,061	0.74
Time deposits	643,260	1.65	596,450	1.36	576,857	1.21	576,010	1.16	546,020	1.10
Total interest-bearing deposits	4,822,195	1.25	4,568,427	1.03	4,556,613	0.86	4,590,339	0.77	4,168,831	0.72
Federal funds purchased	229,016	2.09	295,309	1.87	297,051	1.60	271,248	1.37	282,806	1.34
Other borrowings	64,652	4.79	64,699	4.85	64,805	4.89	60,829	4.98	55,034	5.17
Total interest-bearing liabilities	$5,115,863	1.33%	$4,928,435	1.13%	$4,918,469	0.95%	$4,922,416	0.86%	$4,506,671	0.81%
Non-interest-bearing liabilities:
Non-interest-bearing
demand	1,511,410		1,469,194		1,389,217		1,444,338		1,363,207
Other liabilities	16,333		13,079		15,007		22,029		15,070
Stockholders' equity	678,839		650,641		621,004		599,754		578,626
Accumulated other comprehensive
(loss) income	(7,531)		(7,346)		(3,092)		194		1,348
Total liabilities and
stockholders' equity	$7,314,914		$7,054,003		$6,940,605		$6,988,731		$6,464,922
Net interest spread		3.41%		3.51%		3.56%		3.43%		3.56%
Net interest margin		3.77%		3.82%		3.81%		3.66%		3.77%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21% for the quarters in 2018 and 35% for the quarters in 2017.
(3)	Unrealized (losses) gains on available-for-sale debt securities are excluded from the yield calculation.